EXHIBIT 99

Form 3 - Joint Filer Information

Name:	The Olive Tree Trust

Address:	Suite 104A, Saffrey Square, Bank Lane PO Box N-9306
Nassau, Bahamas

Designated Filer:	Aella Ltd.

Issuer & Ticker Symbol:	Rennova Health, Inc. (RNVA)

Date of Earliest Transaction
Required to be Reported
(Month/Day/Year):	November 2, 2015

Relationship of Reporting Person to Issuer:	10% Owner

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	The Olive Tree Trust

By: /s/ P. Wilhelm F. Toothe, trustee